Exhibit 99(d)

                      SETTLEMENT AGREEMENT


     1.   Parties.  The parties (collectively, "the Parties") to

this Settlement Agreement ("this Agreement") are Healthy Alliance

Life Insurance Company ("HALIC"), the Director of Revenue of the

State of Missouri ("the Director of Revenue"), and the Director

of the Department of Insurance of the State of Missouri ("the

Director of Insurance").

     2.   Purposes.  The Parties are parties to a Petition for

Review now pending in the Supreme Court of Missouri, styled

Healthy Alliance Life Insurance Company, Appellant v. Director of

Revenue and Director of Insurance, State of Missouri, No. 80597

("Cause No. 80597").  Cause No. 80597 is a petition brought by

HALIC seeking review of an order of the Administrative Hearing

Commission sustaining the action of the Director of Revenue and

Director of Insurance in denying HALIC's applications for refunds of premium taxes previously paid for the years 1994 and 1995.

The purposes of this Agreement are to settle the litigation

giving rise to Cause No. 80597 and to resolve potential claims of

HALIC for premium tax refunds for subsequent tax years, to the extent such claims might be based upon the same legal theories and arguments presented by HALIC in Cause No. 80597.

     3.   Allowance of Refunds for the Years 1994 and 1995.  The

Parties agree that upon the satisfaction of the condition

precedent described in paragraph 6 of this Agreement, the

Director of Revenue and the Director of Insurance will allow

HALIC's claims for refund of premium taxes for the years 1994 and

1995 (which claims are in the amounts of $332,085 and $918,644 respectively) in the full amount of such claims.  No interest will be paid on those refunds.  No later than two business days after the satisfaction of the condition precedent described in paragraph 6, the Director of Insurance shall certify to the

Director of Revenue that the contingency has been fulfilled.

Within ten business days following his receipt of that

certification, the Director of Revenue will submit a warrant to the State Treasurer requesting payment of those refunds.  The

Parties agree that the payment of those refunds shall constitute a final and binding resolution of any claimed liability for

premium taxes of HALIC for the years 1994 and 1995.

     4.   Forbearance from Assertion of Later Refund Claims.  In

consideration of the actions of the Director of Revenue and the

Director of Insurance in paying the refunds as described in

paragraph 3, and upon satisfaction of the condition precedent described in paragraph 6 of this Agreement, HALIC will forbear from asserting any refund claims for premium taxes paid or from protesting payment of premium taxes, based on the same legal arguments and theories as are asserted by it in Cause No. 80597,

for any year after 1995, unless there shall occur any one or more of the following: (a) an amendment to a statute or regulation or change in policy of the Department of Insurance, effecting a substantive change in the legal principles governing such a

claim; or (b) a final decision of a court or the Administrative

Hearing Commission effecting a substantive change in the legal principles governing such a claim.

     5.     Disposition of Pending Petition for Review.

          (a)   Upon execution of this Agreement, the Parties shall jointly move in the Supreme Court of Missouri for the deferral of the

Court's briefing schedule pending effectuation of this

settlement, such motion to be for a period certain to be agreed to by counsel for the Parties.  The Parties shall take such

further action using their best efforts as is possible to defer submission of the Petition for Review to the Supreme Court until the satisfaction of the condition precedent contained in

paragraph 6.

          (b)  Immediately upon payment of the refunds provided

for in paragraph 3 of this Agreement, if the Petition for Review in Cause No. 80597 remains pending, HALIC will move to dismiss its Petition for Review in Cause No. 80597, with prejudice, each party to bear its own costs.

     6.   Court Approval of Principal Settlement.  It is a

condition precedent to this Agreement that the condition

precedent described in the paragraph identified as "7. Court

Approval of Settlement" in that separate Settlement Agreement entered into this date by Jeremiah W. "Jay" Nixon, Attorney

General of the State of Missouri; The Missouri Department of

Insurance and Jay B. Angoff, its Director; Blue Cross and Blue

Shield of Missouri and RightCHOICE Managed Care, Inc. shall have been satisfied.  This Agreement shall automatically terminate upon termination of that other Settlement Agreement.

     7.   General Provisions.

          (a)  Each person executing this Agreement, by his or

her signature hereto, warrants that he or she has authority to execute this Agreement on behalf of his or her principal.

          (b)  This Agreement is a good faith, negotiated

resolution of disputed claims.  Neither this Agreement nor any act performed or document executed pursuant to or in furtherance of this Agreement is admissible in any court proceeding, except any proceeding seeking enforcement of this Agreement.  No party,

by signing this Agreement, admits liability or fault, or admits the validity of any claim made by any other party or position taken by any party with respect to any matter that is the subject of this Agreement.

          (c)  Captions contained in this Agreement have been

inserted here only as a matter of convenience and in no way

define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

          (d)  This Agreement may be executed by the Parties on

any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the Parties notwithstanding that all the Parties are not signatories to the same counterpart.

          (e)  This Agreement (along with Paragraph 7 of that

separate Settlement Agreement described in Paragraph 6 hereof, to the extent it contains a condition precedent that is made a

condition precedent hereto) constitutes the entire agreement among the Parties pertaining to the subject matter hereof.  It supersedes all prior agreements, letters of intent,

understandings, negotiations, and discussions of the Parties,

whether oral or written.

          (f)  The Parties will execute and deliver such further

documents and do such further action things as may be required to carry out the intent and purpose of this Agreement.

          (g)  This Agreement and the rights and obligations of

the Parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within

Missouri, without regard to choice or conflict of law or rules.

          (h)  This Agreement is binding upon and inures to the

benefit of the Parties, and their respective legal

representatives, successors and assigns.

     Executed this 20th day of September, 1998.

                    HEALTHY ALLIANCE LIFE INSURANCE COMPANY


                    By:  /s/ John A. O'Rourke
                         John A. O'Rourke, Chairman and President


                    DIRECTOR OF REVENUE, STATE OF MISSOURI


                    By:  /s/ Quentin Wilson
                         Quentin Wilson, Director


                    MISSOURI DEPARTMENT OF INSURANCE


                    By:  /s/ Jay Angoff
                         Jay Angoff, Director